EXHIBIT 99.1

Litronic Investor Contact: Eileen Morcos Hill & Knowlton 323-966-5748 emorcos@hillandknowlton.com	Litronic Editorial Contact: Jackie Zerbst Litronic Inc. 949-851-1085 jackie.zerbst@litronic.com

COMPANY ANNOUNCEMENT

SSP SOLUTIONS INC. NAMES TOP MANAGEMENT

Marvin Winkler, Kris Shah, Richard Depew to Advance SSP As The Trusted Symbol of The Digital Economy™

     IRVINE, Calif., August 22, 2001 — SSP Solutions and Litronic Inc. (Nasdaq: LTNX), both leading Internet security solution providers, today announced top management in preparation for the merger of the two companies. The merger is scheduled to be voted on tomorrow, August 23, 2001, and the combined company will be called SSP Solutions Inc.

     Marvin Winkler, previously chairman and chief executive officer (CEO) of SSP Solutions, and Kris Shah, founder, chairman and CEO of Litronic, will each share the title of co-chairman and co-CEO. The joint responsibility for company leadership effectively blends Winkler’s expertise in marketing and brand development and Shah’s technology skills in product development, engineering and security.

     Richard Depew has been appointed president and chief operating officer (COO) — identified as the ideal candidate based on his expertise in all areas of high technology business including general management, sales and marketing and international operations. Depew offers global security market experience, and will guide the firm’s broadening of its product offering and the development of new market strategies. “Richard’s knowledge of worldwide security and wireless markets brings a deeper, global perspective to our strategic growth plans. Coupled with his broad management experience, we’re well-positioned to leverage new business opportunities in a growing security market,” said Kris Shah, president and CEO, Litronic Inc.

     Most recently, Depew was executive vice president of Certicom, a leading encryption technology company specializing in mobile computing and wireless data markets. There he defined Certicom’s business strategy for marketing and licensing security solutions to computing and communications manufacturers in worldwide markets, and was responsible for building key partnerships with firms such as Motorola, Palm and Qualcomm, and establishing distribution channels for Certicom’s offerings in Europe, Latin America, and Asia. Depew was also previously with Litronic as vice president of sales and marketing, managing global business development and strategic planning.

     Depew’s appointment will allow Winkler to relinquish his anticipated role as SSP Solutions’ president. Rob Gorman will concentrate on the firm’s international and strategic growth as managing director of strategic affairs, aggressively moving the firm into new markets.

About SSP Solutions

     SSP Solutions develops and distributes the SSP™ Solution Suite of hardware, software, and embedded security products designed to create a secure Internet environment from server to user — or from the Core to the Edge™ of the Internet. SSP products embed security and trust throughout the transaction chain, protecting electronic communications and financial transactions, network access, and the exchange of copyrighted digital content. By combining a range of partners, technologies, and intellectual properties, SSP products represent the first, open embedded security architecture simultaneously supporting public key infrastructure (PKI) and multiple standards of digital rights management. SSP’s custom-made enterprise security solutions address digital rights management, financial services, government, entertainment, healthcare, and education — and form the heart of a ten-year alliance with EDS (NYSE: EDS), the nation’s second largest systems integrator and a global leader in information assurance. For additional company information, visit http://www.bizssp.com or call (949) 655-4500.

About Litronic

     Litronic provides professional Internet data security services and develops and markets software and microprocessor-based products needed to secure electronic commerce business transactions and communications over the Internet and other communications networks based on Internet protocols. Litronic’s data security products use an advanced form of computer security technology referred to as public key infrastructure (PKI). Litronic’s Internet security products can be used with World Wide Web browsers, including Netscape Communicator and Microsoft Internet Explorer. Additional information on Litronic is available on the company’s Web site at http://www.litronic.com or by calling (949) 851-1085.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

     With the exception of historical information, the matters discussed in this news release relating to synergies, growth of the data security market, our ability to capture market share and our ability to integrate the businesses of Litronic and SSP Solutions are forward-looking statements that involve a number of risks and uncertainties. Other risks inherent in Litronic’s business are described in Securities and Exchange Commission filings. Risks related to the proposed merger are described in the proxy statement filed on behalf of Litronic with the Securities and Exchange Commission which relates to the proposed merger with SSP Solutions. Litronic undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release. Litronic advises investors, security holders and other interested parties to read the definitive proxy statement.

Note to Editors: SSP Solutions is a dba of BIZ Interactive Zone, as announced on June 4, 2001.

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